Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of Adlai Nortye Ltd. on Form S-8 of our report dated April 19, 2024 on the consolidated financial statements of Adlai Nortye Ltd. as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023, which appears in the Annual Report on Form 20-F of Adlai Nortye Ltd. for the year ended December 31, 2023.

/s/ Mazars USA LLP

Mazars USA LLP

New York, New York

May 13, 2024